Exhibit 32.1

FOURTH AMENDMENT OF LEASE
THIS FOURTH AMENDMENT OF LEASE (the "Fourth Amendment") is made this ___ day of April, 2014, by and between 1332 LONDONTOWN ROAD, LLC, having an address of 222 Courthouse Court, Suite 300, Towson, MD 21204 (hereinafter "Landlord"), and GSE SYSTEMS, INC., having an address at 1332 Londontown Boulevard, Eldersburg, MD 21784 (hereinafter "Tenant").
W I T N E S S E T H:
WHEREAS, Landlord and Tenant have previously executed a Lease Agreement dated February 27, 2008 (the "Original Lease"), and an Amendment to Lease dated May 28, 2008 (the "Amendment"), and a Second Amendment to Lease dated July 22, 2012 (the "Second Amendment"), and a Third Amendment to Lease dated May 15, 2012 (the "Third Amendment") collectively known as the "Lease", for approximately 43,442 square feet of space (the "Premises") on the first and second floors of the building located at 1332 Londontown Boulevard, Eldersburg, Maryland (the "Building") in the business park known as Londontown Business Center; and
WHEREAS, Landlord and Tenant desire to amend the Lease so as to (i) extend the Term of the Lease for a period of five (5) years commencing on July 1, 2018 and expiring on June 30, 2023; and (ii) modify certain other terms of the Lease, all in accordance with the terms and provisions hereof.
NOW, THEREFORE, for and in consideration of the mutual premises and covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:
1.            The Term of the Lease is hereby extended for a period of five (5) years commencing on July 1, 2018 and ending on June 30, 2023.  Tenant shall accept the Premises for the extension of the Term in their "as is" condition as of July 1, 2018, except that Landlord agrees, at Landlord's cost and expense to perform certain work and improvements to the Premises following the signing and delivery of this Fourth Amendment, as follows: (i) replace the existing HVAC system serving the Premises, and (ii) repair, as needed, the existing duct work serving the Premises.
2.            Beginning as of June 1, 2014 and continuing in each Lease Year thereafter throughout the Term of the Lease, the annual Operating Costs payable by Tenant shall be increased by and shall include an additional annual sum of Twenty Thousand ($20,000.00) Dollars.
3.            Tenant shall have a one time right to reduce the size of the Premises to be effective as of 11:59 p.m. on June 30, 2018 with respect to either one or both of the following portions of the Premises: (i) approximately 4,135 square feet (the "Reduction Space I") as shown on Exhibit A attached to and made a part of this Fourth Amendment; and/or (ii) approximately 2,758 square feet ("Reduction Space II") as shown on Exhibit A attached hereto and made a part hereof.  The Tenant's one-time space reduction right for either or both of Reduction Space I and/or Reduction Space II shall be effective only upon Tenant's giving of not less than six (6) months prior written notice to Landlord (such that the last day for giving such notice of the Premises reduction is December 31, 2017 for return of Reduction Space I and/or Reduction Space II, as applicable, to be effective as of 11:59 p.m. on June 30, 2018), which written notice shall be irrevocable.  No portion of the Premises other than the whole space of either or both of Reduction Space I and/or Reduction Space II, as applicable, may be returned by Tenant.  If Tenant timely exercises its right to reduce the size of the Premises by either or both of Reduction Space I and/or Reduction Space II, then (a) Tenant shall deliver Reduction Space I and/or Reduction Space II, as applicable, as of 11:59 p.m. on June 30, 2018 in the condition as required under Section 5 of the Lease, and (b) the size of the Premises, the Base Rent and the Tenant's Pro Rata Share of Operating Costs, Real Estate Taxes, Property Utilities, and Building Utilities shall be reduced, effective as of July 1, 2018, so as to take into account the Tenant's return of either or both of Reduction Space I and/or Reduction Space II, as applicable, and (c) Tenant shall provide access by Landlord to Reduction Space I and/or Reduction Space II to allow Landlord to construct fire rated demising walls and any other worked required to properly demise said space from the remaining Premises.
4.            Base Rent for the Premises during the extended Term of the Lease shall be the product of the square footage of the Premises leased herein as of July 1, 2018 multiplied by the following rates:
July 1, 2018 through June 30, 2019                                                                                                  $13.50 a square foot
July 1, 2019 through June 30, 2020                                                                                                  $13.77 a square foot
July 1, 2020 through June 30, 2021                                                                                                  $14.04 a square foot
July 1, 2021 through June 30, 2022                                                                                                  $14.33 a square foot
July 1, 2022 through June 30, 2023                                                                                                  $14.61 a square foot
5.            Tenant and Landlord each represent to the other that each has not dealt with any real estate broker, sales person, or finder in connection with this Fourth Amendment.  Tenant and Landlord each hereby agree to indemnify and hold harmless the other party, its agents and employees, from and against any and all liabilities and claims for commissions and fees arising out of such party's breach of the foregoing representation.
6.            Except as set forth in this Fourth Amendment, the provisions of the Lease shall remain unmodified and in force and effect.

[SIGNATURES ON FOLLOWING PAGE]

WITNESS the hand and seal of Landlord, and the hand and seal of Tenant, and their respective corporate seals hereto affixed the day and year first above written.
WITNESS:                                                                                    1332 LONDONTOWN ROAD, LLC

_/s/ Bedilia DiCuerpo____________                                                                                                  By:            _/s/ David Lipson_______________________
David Lipson
Authorized Signatory

WITNESS/ATTEST:                                                                                                  GSE SYSTEMS, INC.

_/s/ Pamela Schlachter____________                                                                                                  By:                        /s/ Jeffery G. Hough
                                                                                    Name:                        Jeffery G. Hough
                                                                                    Title:                        CFO

EXHIBIT A

Location of Reduction Space I and Reduction Space II

GSE
Exhibit A
1 of 2
ARCHITECTS
HOFMANN ASSOCIATES, INC.
GENERAL NOTES:
1. PROVIDE 200 AMP POWER FOR 1ST FLOOR.
2. PROVIDE 400 AMP POWER FOR 2ND FLOOR.
4. PROVIDE VCT ON ALL 1ST FLOOR AREA EXCEPT OFFICE 28. OFFICE 28 FLOORING TO REMAIN AS IS.
5. PERMANENTLY SECURE ALL SLIDING WINDOWS.
6. ALL NEW DOORS IN NEW OR EXISTING GYPSUM BOARD WALLS TO BE IN HOLLOW METAL FRAMES.
7. NO POWER ON EXTERIOR WALLS.
8. EXTERIOR WALLS TO REMAIN AS IS. REPAIR ANY DAMAGED AREAS.
PREMISES
REDUCTION SPACE I
REDUCTION SPACE II
GSE
LONDONTOWN RD.
ELDERSBURG, MARYLAND
FIRST FLOOR
01/28/08
07-219
24'-0"

A
AA
BB
CC
DD
EE
FF
GG
HH
OPEN OFFICE

ARCHITECTS
HOFMANN ASSOCIATES, INC.

GSE
Exhibit A
2 of 2

GSE
LONDONTOWN ROAD
ELDERSBURG, MARYLAND

SECOND FLOOR

01/28/08
07-219